UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 26, 2006

Pure Vanilla eXchange, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52023	98-0442839
(Commission File Number)	(IRS Employer Identification No.)

805 Third Avenue, 15th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-972-1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 26, 2006, Pure Vanilla eXchange, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Bridge Lender”), pursuant to which the Company issued and sold to the Bridge Lender a $1,500,000 senior secured convertible promissory note and a warrant to purchase 450,000 shares of the Company’s common stock. The aggregate purchase price paid by the Bridge Lender for the notes and the warrant was $1,424,500. The net proceeds to Company from the sale of the notes and the warrant after payment of offering related fees and expenses was $1,387,500, of which $688,500 was paid in cash at the closing of the sale and the remaining $699,000 was initially deposited in escrow on the terms and subject to the conditions of an escrow agreement dated as of December 26, 2006 by and among the Company, the Bridge Lender and an escrow agent and was released to the Company on December 29, 2006 in accordance with the terms of the escrow agreement. The Company’s obligations under the note, the Securities Purchase Agreement and the other documents relating to the transaction have been guaranteed by its wholly-owned subsidiary PVNX Acquisition Corp., a Delaware corporation (“PVNX”), on the terms and subject to the conditions of a guaranty dated as of December 26, 2006. The Company will use the proceeds from the sale of the note and the warrant for working capital purposes.

Interest on the note accrues at the annual rate of 10.0% and is payable, in cash, monthly in arrears beginning on February 1, 2007 and on the first day of each calendar month thereafter until the maturity date of the note. Upon the occurrence and during the continuation of an event of default, interest on the note shall accrue at the annual rate of 15.0%. The principal amount of the note is due and payable in monthly installments of $250,000 beginning on July 1, 2007 and on the first day of each calendar month thereafter until paid in full. The note is scheduled to mature on December 26, 2007.

The note is convertible into shares of the Company’s common stock, at any time in whole or in part, at the option of the holder at the initial conversion price of $2.48782 per share, which is equal to the volume weighted average closing price of the Company’s common stock for the five trading days ending on the trading day immediately prior to the closing of the Securities Purchase Agreement. The conversion price of the note is subject to “full ratchet” adjustment in the event that, subject to certain exceptions, the Company issues any shares of common stock at a purchase price per share, or securities convertible into or exercisable for shares of common stock at an conversion or exercise price per share, less than the conversion price then in effect.

The Company shall redeem the entire principal amount of the note then outstanding (plus accrued and unpaid interest) if it consummates a financing transaction that results in proceeds to the Company of at least $1,100,000 on or before February 28, 2007. The Company may, at its option, redeem all or any portion of the principal amount of the note then outstanding at any time after February 28, 2007 upon three business days notice to the holder. Any redemption, whether upon the consummation of a financing transaction or at the option of the Company, shall be made at the redemption price equal to the greater of (i) 120% of the principal amount to be redeemed plus accrued and unpaid interest and (ii) the product of (x) the principal amount to be redeemed divided by the conversion price then in effect (or $1.00 if the conversion price then in effect is less than $1.00) and (y) the closing sale price of the Company’s common stock on the trading day immediately prior to redemption.

The holder may, at its option, require the Company to redeem all or any portion of the principal amount of the note then outstanding upon the occurrence of any of the following events of default: (i) the suspension from trading or failure of the Company’s common stock to be listed on the OTC Bulletin Board or on another eligible market for a period of five consecutive trading days or for more than an aggregate of ten trading days in any 365-day period; (ii) at any time after February 28, 2007, the common stock is unable to be transferred with DTC; (iii) the Company’s failure to cure any failure to timely deliver shares of common stock upon a conversion of the note within two business days; (iv) the Company’s failure for ten consecutive business days to have authorized and available for issuance at least 150% of the number of shares of common stock then issuable upon conversion in full of the note; (v) the Company’s failure to pay to the holder any amount within five business days after the same is due under the note, the Securities Purchase Agreement or any other transaction document; (vi) any default under, redemption of prior to maturity or acceleration prior to maturity of any indebtedness in excess of $100,000, in the aggregate, of the Company or any of its subsidiaries; (vii) the Company or any of its subsidiaries commences a voluntary case in bankruptcy, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a receiver, trustee, assignee, liquidator or similar official, makes a general assignment for the benefit of its creditors or admits in writing that it is generally unable to pay its debts as they become due; (viii) a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief against the Company or any of its subsidiaries in an involuntary case (provided that the such order or decree must be a final order or decree if the Company contests the initial order or decree within thirty days of its issuance), appoints a custodian of the Company or any of its subsidiaries or orders the liquidation of the Company or any of its subsidiaries; (ix) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company or any of its subsidiaries and not discharged within sixty days; or (x) the Company’s breach of any material representation, warranty, covenant or other term or condition of any document relating to the transaction (subject to a ten day cure period in the case of a breach of a covenant which is curable). Any redemption upon an event of default shall be made at the redemption price equal to the greater of (i) 125% of the principal amount to be redeemed and (ii) the product of (A) the number of shares of common stock issuable upon conversion in full of the principal amount to be redeemed at the conversion price then in effect and (B) the closing sale price of the Company’s common stock on the trading day immediately prior to redemption.

The holder may also, at its option, require the Company to redeem all or any portion of the principal amount of the note then outstanding upon the consummation of any transaction that would constitute a change in control of the Company. Any redemption upon a change of control shall be made at the redemption price equal to the greater of (i) 130% (or 120% in the event of a change of control in which the per share consideration paid to holders common stock is greater than 200% of the initial conversion price (as adjusted for stock splits, stock dividends, reverse stock splits or similar transactions)) and the product of (x) the sum of the principal amount to be redeemed and any accrued and unpaid interest and (y) the quotient determined by dividing (A) the closing sale price of the Company’s common stock on the trading day immediately following the public announcement of the change of control by (B) the conversion price then in effect and (ii) 150% of the sum of the principal amount to be redeemed and any accrued and unpaid interest.

To secure the Company’s obligations under the note, the Company and PVNX have each granted the Bridge Lender a security interest in all of its assets on the terms and conditions of a security agreement dated as of December 26, 2006. The security interest granted to the Bridge Lender is senior and prior to any other security interests granted by the Company or PVNX (except for any permitted liens described in the note). The security interest granted to the Bridge Lender under the security agreement will terminate upon the payment in full of all of the Company’s obligations under the note, the Securities Purchase Agreement or the other documents relating to the transaction.

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Pursuant to the Securities Purchase Agreement, the Company has also issued to the Bridge Lender a warrant to purchase 450,000 shares of the Company’s common stock at an initial exercise price of $2.48782 per share, which is equal to the volume weighted average closing price of the Company’s common stock for the five trading days ending on the trading day immediately prior to the closing of the Securities Purchase Agreement. The exercise price of the warrant is subject to “full ratchet” adjustment in the event that, subject to certain exceptions, the Company issues any shares of common stock at a purchase price per share, or securities convertible into or exercisable for shares of common stock at a conversion or exercise price per share, less than the exercise price then in effect. The warrant may be exercised at any time and from time to time, in whole or in part, until December 26, 2011. The warrant may, at the option of the holder, be exercised on a cashless basis at any time that a registration statement covering the resale of the shares of common stock issuable upon exercise thereof is not effective.

Under the Securities Purchase Agreement, the Company has agreed that, subject to certain exceptions) if it registers the sale of any of its common stock, either for its own account or for the account of others, at the request of the Bridge Lender it will include in the registration statement to be filed up to 175% of the number of shares of common stock issued or issuable upon conversion of the notes or upon exercise of the warrant.

The foregoing description of the Securities Purchase Agreement, the note, the warrant, the security agreement and the guaranty agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement dated December 26, 2006 attached hereto as Exhibit 10.1, the Senior Secured Convertible Promissory Note dated as of December 26, 2006 attached hereto as Exhibit 4.1, the Common Stock Purchase Warrant dated as of December 26, 2006 attached hereto as Exhibit 4.2, the Security Agreement dated as of December 26, 2006 attached hereto as Exhibit 10.2 and the Guaranty dated as of December 26, 2006 attached hereto as Exhibit 10.3, each of which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Item 1.01 and Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Exhibits.

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

4.1	Senior Secured Convertible Promissory Note dated as of December 26, 2006 issued by Pure Vanilla eXchange, Inc. to Gottbetter Capital Master, Ltd.

4.2	Common Stock Purchase Warrant dated as of December 26, 2006 issued by Pure Vanilla eXchange, Inc. to Gottbetter Capital Master, Ltd.

10.1	Securities Purchase Agreement dated December 26, 2006 by and between Pure Vanilla eXchange, Inc. and Gottbetter Capital Master, Ltd.

10.2	Security Agreement dated December 26, 2006 by and among Pure Vanilla eXchange, Inc., PVNX Acquisition Corp. and Gottbetter Capital Master, Ltd.

10.3	Guaranty dated as of December 26, 2006 made by PVNX Acquisition Corp. in favor of Gottbetter Capital Master, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pure Vanilla eXchange, Inc.

Date: January 3, 2006	By:	/s/ Steven Yevoli
Name: Steven Yevoli Title: Chief Executive Officer

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